UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2024

T. Rowe Price OHA Select Private Credit Fund
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01561	88-6521578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Vanderbilt Avenue, 16th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 326-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On December 23, 2024, the Company declared regular, variable supplemental and special distributions per share for each class of its common shares of beneficial interest (the “Shares”) outstanding in the amounts per share set forth below:

	Gross Distribution - Regular	Shareholder Servicing and/or Distribution Fee	Net Distribution - Regular	Variable Supplemental Distribution	Special Distribution	Net Distribution - Total
Class I Common Shares	$0.2000	$-	$0.2000	$0.0300	$0.1000	$0.3300
Class S Common Shares	$0.2000	$0.0197	$0.1803	$0.0300	$0.1000	$0.3103

The regular, variable supplemental and special distributions for each class of Shares outstanding are payable on or about January 31, 2025 to Class I and Class S common shareholders of record as of December 31, 2024. The Company has adopted a distribution reinvestment plan that provides for the reinvestment of cash distributions. These distributions will be paid in cash or reinvested in Class I and Class S Shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

Item 8.01.	Other Events.

Net Asset Value

The net asset value (“NAV”) per share for Class I and Class S Shares of the Company as of November 30, 2024, as determined in accordance with the Company’s valuation policy, is $27.75.

As of November 30, 2024, the Company’s aggregate NAV was $1,145.1 million, the fair value of its investment portfolio was $2,018.4 million, and it had principal debt outstanding of $963.6 million, resulting in a debt-to-equity ratio of approximately 0.84 times.

Status of Offering

The Company is currently publicly offering on a continuous basis up to $2.5 billion in Shares (the “Offering”). The following table lists the approximate Shares issued and total consideration for the Offering and in connection with private placements of Shares as of the date of this filing (through the December 2, 2024 subscription date). The Company intends to continue selling Shares in the Offering on a monthly basis. The table below does not include Shares sold through the Company’s distribution reinvestment plan.

	Common Shares Issued	Total Consideration (in $ millions)
Class I Shares	41,581,577	$1,138.9
Class S Shares	1,631,037	$45.5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, T. Rowe Price OHA Select Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price OHA Select Private Credit Fund

Date: December 26, 2024	By:	/s/ Gerard Waldt
		Name:	Gerard Waldt
		Title:	Chief Financial Officer